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                                                                     EXHIBIT 11


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-1A (the "Registration Statement") for Salomon Brothers Institutional Series Funds Inc of our report dated February 27, 1995, relating to the financial statements and financial highlights of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers U.S. Treasury Securities Money Market Fund and Salomon Brothers New York Municipal Bond Fund (each a portfolio of Salomon Brothers Series Funds Inc), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
January 17, 1996